Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179608, 333-188691, 333-194847, 333-198579, 333-202852, and 333-210393 on Form S-8, and Registration Statement No. 333-214600 on Form S-3 of our report dated March 21, 2017, relating to the consolidated financial statements of Synacor, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Synacor, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Williamsville, New York

March 21, 2017